                                                                    Exhibit 28.1

                      ANNUAL HOLDERS' DISTRIBUTION SUMMARY

                     MELLON BANK (DE) NATIONAL ASSOCIATION

               MELLON BANK CREDIT CARD MASTER TRUST Series 1995-A

                              ANNUAL PERIOD ENDING

                                 December 1996

ANNUAL HOLDERS' DISTRIBUTION SUMMARY

Pursuant to Section 5.2, Servicer does hereby declare to the Trustee the following distributions for the calendar year 1996 as set forth below:

Interest Payments

A.   Pursuant to subsection 4.11(g);

     1.   Amount distributed to the Class A Holders                  $46,662,795.99

     2.   Amount distributed to the Class B Holders                  $ 3,189,914.19

     3.   Amount distributed to the Collateral Interest Holder       $ 4,755,963.23


Principal Payments

B.   Pursuant to subsection 4.11(h)(i);

     1.   Amount Distributed to the Class A Holders                  $         0.00

     2.   Amount distributed to the Class B Holders                  $         0.00

     3.   Amount distributed to the Collateral Interest Holder       $         0.00


                                        Mellon Bank (DE) National Association,
                                          as Servicer

                                        By:   RAY DUGGINS
                                              --------------------------------
                                              Name:  Ray Duggins
                                              Title: Senior Vice President